UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 18, 2006

MCGRATH RENTCORP

(Exact name of Registrant as Specified in its Charter)

California	0-13292	94-2579843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5700 Las Positas Road, Livermore, CA 94551-7800

(Address of Principal Executive Offices)    (Zip Code)

Registrant’s telephone number, including area code: (925) 606-9200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with Mr. Thomas J. Sauer’s anticipated resignation from McGrath RentCorp (the “Company”) as Chief Financial Officer effective mid-March 2006, the Company and Mr. Sauer entered into a CFO Transition Agreement on January 18, 2006. Under the terms of the CFO Transition Agreement, the following terms were agreed to:

1. Continuing salary payments to Mr. Sauer at the annual salary level of $252,000 through June 30, 2006.

2. A “stay bonus” of $31,500 to Mr. Sauer on each of April 7, 2006 and July 7, 2006, provided that Mr. Sauer is in the Company’s employment on March 31, 2006 and June 30, 2006 respectively.

3. Salary payments to Mr. Sauer at the annual salary level of $63,000 from July 1, 2006 through December 31, 2006 and no “stay bonuses” through that period.

4. Mr. Sauer would not be granted Company stock options in 2006.

5. While employed by the Company in 2006, Mr. Sauer will generally be entitled to vest or participate fully in the Company’s employee benefits or plans under the same terms and conditions to which Mr. Sauer was subject in 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McGrath RentCorp

Date:	January 24, 2006	By:	/s/ Randle F. Rose
Randle F. Rose
Vice President of Administration and Secretary